                                                                    EXHIBIT 32.2



                   CERTIFICATION PURSUANT TO 18 U.S.C. SS.1350
                         AND EXCHANGE ACT RULE 13a-14(b)


         Solely for the purposes of complying with 18 U.S.C. ss.1350 and Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), I, the undersigned Executive Vice President and Chief Financial Officer of Visteon Corporation (the "Company"), hereby certify, based on my knowledge, that Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



   /s/Daniel R. Coulson
---------------------------
Daniel R. Coulson
July 29, 2003



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.